SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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WESTERN ASSET/CLAYMORE INFLATION-LINKED

OPPORTUNITIES & INCOME FUND

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Restructuring of Management Arrangements for Western Asset/Claymore Inflation-Linked Securities & Income Fund (“WIA”) and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (“WIW”)

February 26, 2018 — WIA and WIW announced changes in the funds’ management arrangements designed to reduce shareholder expenses and enhance management efficiencies for the funds. As a result of the changes approved by the Board of each fund, aggregate annual advisory, administration and servicing fee rates for WIA are expected to decrease by 16.5 basis points (“bps” 1 bp = 0.01%) while fee rates on WIW, subject to shareholder approval of new contracts, are expected to decrease by 24 bps.

Shareholder savings on WIA will result from Western Asset reducing its contractual investment advisory fee rate from 40 to 35 bps and Legg Mason Partners Fund Advisor, LLC (“LMPFA”) replacing Security Investors, LLC (“Security Investors”), and assuming its servicing and administration responsibilities for the fund, for a total of 5 bps including the services LMPFA already provides to the fund. These changes will be effective on or about April 27, 2018.

Shareholder savings on WIW will result from Western Asset and LMPFA replacing Security Investors and assuming its responsibilities for the fund. Similar to WIA, Western Asset will provide investment advisory services directly to WIW for 35 bps, subject to shareholder approval, rather than as sub-adviser to Security Investors, and LMPFA will assume Security Investors’ servicing responsibilities for a total of 5 bps including the services LMPFA already provides to the fund. These changes will be implemented beginning on or about April 27, 2018 on an interim basis and will be subject to WIW shareholder approval of new investment advisory and sub-advisory agreements. The interim arrangements will provide WIW with 150 days in which to obtain shareholder approval of new contracts with the new lower fee structure in place during the interim period. WIW currently expects to include a vote on these new contracts at its annual meeting of shareholders scheduled for May 30, 2018.

Western Asset’s portfolio management team for the funds, and the funds’ investment strategies, will not change as a result of restructuring the management arrangements for the funds.

Effective on or about April 27, 2018, WIA will be renamed Western Asset Inflation-Linked Income Fund and WIW will be renamed Western Asset Inflation-Linked Opportunities & Income Fund.

More Information. The foregoing is not a solicitation of any proxy. Proxy statements will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the funds’ forthcoming meetings of shareholders. The funds, their Trustees, officers and other members of management may be deemed to be participants in any future solicitations of proxies in connection with the forthcoming meetings of shareholders. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the funds’ proxy statements when they become available. Please read the definitive proxy statements carefully when they become available before making any voting decision because they contain important information.

Free copies of such proxy solicitation materials will be available on the SEC’s Web site (www.sec.gov). Neither Legg Mason nor any of its affiliates engage in the sale of shares of either Fund.

Contact Information: For shareholder inquires, call 1-888-777-0102. For media inquiries, contact Madelyn McHugh at (212) 805-6039 or mmchugh@leggmason.com.